UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018

NINE ENERGY SERVICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38347	80-0759121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Drive, Suite 200

Houston, Texas 77019

(Address of principal executive offices)

(281) 730-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Indenture and the Notes

On October 25, 2018 (the “Closing Date”), Nine Energy Service, Inc. (the “Company”) issued $400 million principal amount of 8.750% Senior Notes due 2023 (the “Notes”) at par. The Notes were issued under an indenture, dated as of October 25, 2018 (the “Indenture”), by and among the Company, certain subsidiaries of the Company and Wells Fargo, National Association, as trustee. The Notes are senior unsecured obligations of the Company. The Notes are fully and unconditionally guaranteed on a senior unsecured basis by each of the Company’s current domestic subsidiaries and by certain future subsidiaries.

The Notes will mature on November 1, 2023. The Notes bear interest at the rate of 8.750% per annum, payable in cash semi-annually in arrears on each of May 1 and November 1, commencing May 1, 2019.

At any time prior to November 1, 2020, the Company may, from time to time, redeem up to 35% of the aggregate principal amount of the Notes with an amount of cash not greater than the net cash proceeds of certain equity offerings at a redemption price equal to 108.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, provided that at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 180 days of the closing date of such equity offering.

At any time prior to November 1, 2020, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

On and after November 1, 2020, the Company may redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption if redeemed during the 12-month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2020	104.375%
2021	102.188%
2022 and thereafter	100.000%

If the Company experiences certain changes of control, each holder of Notes may require the Company to repurchase all or a portion of its Notes for cash at a price equal to 101% of the principal amount of such Notes, plus any accrued but unpaid interest, if any, to, but excluding, the date of repurchase.

The Indenture contains covenants that, among other things and subject to certain exceptions and qualifications, limit the Company’s ability and the ability of its restricted subsidiaries to: (i) incur or guarantee additional indebtedness or issue certain types of preferred stock; (ii) pay dividends or make other distributions or repurchase or redeem their capital stock; (iii) transfer or sell assets; (iv) make loans and investments; (v) incur liens; (vi) enter into agreements that restrict dividends or other payments from their non-guarantor restricted subsidiaries to them; (vii) consolidate, merge or transfer all or substantially all of their assets; (viii) prepay, redeem or repurchase certain debt; (ix) issue certain preferred stock or similar equity securities; (x) make certain acquisitions and investments; (xi) engage in transactions with affiliates; and (xii) create unrestricted subsidiaries.

Upon an Event of Default (as defined in the Indenture), the trustee or the holders of at least 25% in aggregate principal amount of then outstanding Notes may declare the Notes immediately due and payable, except that a default resulting from certain events of bankruptcy or insolvency with respect to the Company, any restricted subsidiary of the Company that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary, will automatically cause all outstanding Notes to become due and payable.

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Bank, National Association, the trustee under the Indenture, was an initial purchaser of the Notes. In addition, Wells Fargo Bank, National Association is a lender under the New Credit Agreement (as defined below) and the Prior Credit Agreement (as defined below).

The foregoing description of the Indenture is qualified in its entirety by reference to such Indenture, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

New Credit Agreement and the New Credit Facility

On the Closing Date, the Company entered into a credit agreement, dated as of October 25, 2018 (the “New Credit Agreement”), by and among the Company, Nine Energy Canada Inc., JPMorgan Chase Bank, N.A., as administrative agent and as an issuing lender, and certain other financial institutions party thereto as lenders and issuing lenders, that permits aggregate borrowings of up to $200.0 million, subject to a borrowing base, including a Canadian tranche with a sub-limit of up to $25.0 million (the “Canadian Sub-Facility”) and a sub-limit of $50.0 million for letters of credit (the “new credit facility”). The borrowing base is initially $147.3 million. The new credit facility will mature five years from the Closing Date or, if earlier, on the date that is 180 days before the scheduled maturity date of the Notes if they have not been redeemed or repurchased by such date.

Loans to the Company and its domestic restricted subsidiaries (the “US Credit Parties”) under the new credit facility may be base rate loans or LIBOR loans, and loans to Nine Energy Canada Inc., a corporation organized under the laws of Alberta, Canada and its restricted subsidiaries (the “Canadian Credit Parties”) under the Canadian Sub-Facility may be CDOR loans or Canadian rate loans. The applicable margin for base rate loans and Canadian prime rate loans will vary from 0.75% to 1.25%, and the applicable margin for LIBOR loans or CDOR loans will vary from 1.75% to 2.25%, in each case depending on the Company’s leverage ratio. The Company is permitted to repay any amounts borrowed prior to the maturity date without any premium or penalty subject to minimum amounts of prepayments and customary LIBOR breakage costs. In addition, a commitment fee of 0.50% per annum will be charged on the average daily unused portion of the revolving commitments. Such commitment fee is payable quarterly in arrears.

The New Credit Agreement contains various affirmative and negative covenants, including financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates. The New Credit Agreement contains, as the only financial covenant, a minimum fixed charge ratio financial covenant that is tested quarterly when the availability under the facility drops below a certain threshold or a default has occurred until the availability exceeds such threshold for 30 consecutive days and such default is no longer outstanding.

The Company’s obligations under the new credit facility may be accelerated, subject to customary grace and cure periods, upon the occurrence of certain Events of Default (as defined in the New Credit Agreement). Such Events of Default include customary events for a financing agreement of this type, including payment defaults, the inaccuracy of representations and warranties, defaults in the performance of affirmative or negative covenants, defaults on other material indebtedness of the Company or certain of its subsidiaries, defaults related to judgments and the occurrence of a Change in Control (as defined in the New Credit Agreement).

All of the obligations under the new credit facility are secured by first priority perfected security interests (subject to permitted liens) in substantially all of the personal property of US Credit Parties, excluding certain assets. The obligations under the Canadian Sub-Facility are further secured by first priority perfected security interests (subject to the existence of permitted liens) in substantially all of the personal property of Canadian Credit Parties, excluding certain assets. The new credit facility will be guaranteed by the US Credit Parties, and the Canadian Sub-Facility will be further guaranteed by the Canadian Credit Parties and US Credit Parties.

The following financial institutions party to the New Credit Agreement served as a lender and/or agent under the Prior Credit Agreement: JPMorgan Chase Bank, N.A., Zions Bancorporation dba Amegy Bank, Wells Fargo Bank, National Association and Goldman Sachs Bank USA. In addition, affiliates of certain financial institutions party to the New Credit Agreement were the initial purchasers of the Notes. In particular, J.P. Morgan Securities LLC (an affiliate of JPMorgan Chase Bank, N.A.), Goldman Sachs & Co. LLC (an affiliate of Goldman Sachs Bank USA) and Wells Fargo Securities, LLC (an affiliate of Wells Fargo Bank, National Association) were the initial purchasers of the Notes. Also, Wells Fargo Bank, National Association serves as the trustee of the Notes under the Indenture, and J.P. Morgan Securities LLC acted as financial advisor to the Company in connection with the Magnum Acquisition (as defined below).

The foregoing description of the new credit facility does not purport to be complete and is qualified in its entirety by reference to the New Credit Agreement, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the closing of the Magnum Acquisition, the Company entered into the Registration Rights Agreement, dated as of October 25, 2018, with the sellers of Magnum (as defined below) relating to the registered resale of the Registrable Securities (as defined therein). The information set forth under the caption “Registration Rights Agreement” in Item 1.01 of the Company’s Current Report on Form 8-K filed October 15, 2018 is incorporated by reference into this Item 1.01.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is being filed as Exhibit 4.2 hereto and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Company’s entry into the New Credit Agreement, the Company fully repaid and terminated the term loan borrowings and outstanding revolving credit commitments under the credit facility governed by that certain Credit Agreement, dated as of September 14, 2017 and subsequently amended on November 20, 2017 (the “Prior Credit Agreement”), among the Company and certain of its subsidiaries listed therein, including Nine Energy Canada Inc., JPMorgan Chase Bank, N.A. and certain other financial institutions party thereto.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company completed its previously announced acquisition (the “Magnum Acquisition”) of all of the equity interests of Magnum Oil Tools International, LTD, Magnum Oil Tools GP, LLC and Magnum Oil Tools Canada Ltd. (collectively, “Magnum”) pursuant to a Securities Purchase Agreement, dated as of October 15, 2018 (the “Magnum Purchase Agreement”), by and among (i) Warren Lynn Frazier, Garrett Lynn Frazier 2018 DG Trust, Derrick Chase Frazier 2018 DG Trust and Frazier Family Foundation, Inc., as sellers, (ii) Warren Frazier, solely in his capacity as Seller Representative (as defined therein), (iii) MOTI Holdco, LLC and Nine Energy Canada Inc., each a subsidiary of the Company, as buyers, (iv) the Company, and (v) solely for the purposes of Sections 5.6.2, 5.20 and 5.23 thereto, Garrett Lynn Frazier and Derrick Chase Frazier. Pursuant to the Magnum Purchase Agreement, the equity interests of Magnum were purchased for an upfront cash payment of approximately $334.5 million, subject to customary adjustments, and 5.0 million shares of the Company’s common stock, which were issued to the sellers of Magnum in a private placement. The Magnum Purchase Agreement also includes the potential for additional future payments in cash of (a) up to 60% of the net income (before interest, taxes and certain one-time gains or losses) for the “E-Set” tools business in 2019 through 2025 and (b) up to $25.0 million based on sales of certain dissolvable plug products in 2019.

The foregoing description of the Magnum Acquisition and the Magnum Purchase Agreement is not complete and is subject to and qualified in its entirety by reference to the Magnum Purchase Agreement, a copy of which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed October 15, 2018 and is incorporated by reference in this Current Report on Form 8-K (this “Current Report”).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereto under the captions “Indenture and the Notes” and “New Credit Agreement and the New Credit Facility” is incorporated by reference into this Item 2.03.

On the Closing Date, the Company borrowed $35.0 million under the new credit facility to fund a portion of the upfront cash purchase price of the Magnum Acquisition.

Item 3.02 Unregistered Sales of Equity Securities.

On the Closing Date, the Company delivered 5.0 million shares of its common stock to the sellers of Magnum as part of the purchase price paid at the closing of the Magnum Acquisition Purchase pursuant to the Magnum Purchase Agreement described above in Item 2.01 of this Current Report, which disclosure is incorporated into this Item 3.02 by reference. The issuance of such shares by the Company to the sellers of Magnum was made in reliance upon an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 hereto under the caption “Registration Rights Agreement” is incorporated by reference into this Item 3.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Any financial statements required to be filed in response to this Item 9.01(a) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report no later than the required filing date.

(b) Pro forma financial information. Any pro forma financial information required to be filed in response to this Item 9.01(b) with respect to the transactions described in Item 2.01 herein will be filed by amendment to this Current Report no later than the required filing date.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of October 25, 2018, by and among Nine Energy Service, Inc., the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (including Form of Note).

4.2	Registration Rights Agreement, dated as of October 25, 2018, by and among Nine Energy Service, Inc., the former owners of the equity interests of Magnum Oil Tools International, LTD, Magnum Oil Tools Canada Ltd. and Magnum Oil Tools GP, LLC and the other holders that may become party thereto from time to time.

10.1	Credit Agreement, dated as of October 25, 2018, by and among Nine Energy Service, Inc., Nine Energy Canada Inc., JPMorgan Chase Bank, N.A. and certain other financial institutions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2018	NINE ENERGY SERVICE, INC.

	By:	/s/ Theodore R. Moore
Theodore R. Moore Senior Vice President and General Counsel